                                                                    EXHIBIT 10.3

                 [PHOTO OF FIVE HUNDRED RUPEES APPEARS HERE]

                                  TRUST DEED



THIS INDENTURE made at Bangalore this 15th day of September 1994 between INFOSYS TECHNOLOGIES LIMITED, a Company incorporated under the Indian Companies Act, 1956 and having its Registered Office at N-4Q3, Manipal Centre, Dickenson Road, Bangalore - 560 042 (hereinafter referred to as "the Settlor" and this expression unless it be repugnant to the context or meaning thereof, shall include its successors and assigns) of the One Part and MR. G. R NAYAK, MS. HEMA RAVICHANDAR, DR. K. V. VISWANATHAN, MR. N. S. RAGHAVAN all of Bangalore, Karnataka (hereinafter referred to as "the Trustees"), of the Other Part.



WHEREAS:

A) The Settlor desires to promote the welfare of itself and its employees by providing assistance to the employees in various forms such as Medical, Education, Housing, Holiday Homes, Recreation facilities, activities related to Sports, Music, Research, Artistic pursuits etc.

B) The Settlor is also desirous of giving certain employees an opportunity to participate in the growth or prosperity of the Settlor through issue of shares or other securities or warrants which would entitle such employees to apply for shares of the company through the Settlor's Employees Stock Offer Plan (ESOP) or through any other means.

C) In furtherance of the Settlor's aforesaid desire and for implementation of the Settlor's ESOP, the Settlor has decided to create an irrevocable Trust as hereinafter mentioned.

D) The Trustees have consented to act as the first Trustees of these presents and to accept the trust under these presents as is testified by their being parties to and executing this Deed.



NOW THIS INDENTURE WITNESSETH AS FOLLOWS:

1. IN these presents unless there is anything repugnant to the subject or context thereof :-

     (a) The expression "the Settlor" shall mean INFOSYS TECHNOLOGIES LIMITED and shall include its successors and assigns.

     (b) The expression "the Trustees" shall mean the party of the other part and include the Trustees for the time being and from time to time nominated/appointed under these presents and the survivor or survivors of them.

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

     (c) The expression "Employee" shall mean so far as the ESOP is concerned, employee as defined under the said ESOP and so far as other benefits under this Trust are concerned, any employee of the Settlor as may be notified by the Settlor to the Trustees.

     (d) The expression "the Beneficiaries" shall mean any employee as defined in the ESOP and any other employee of the Settlor as the Settlor may specify to the Trustees.

     (e) ESOP shall mean the Settlor's Employee Stock Offer Plan adopted by the Settlor's Board on 15th September 1994.


2. FOR effectuating the said desire and in consideration of these premises, the Settlor doth hereby declare that it has pursuant to the unanimous resolution of its Board of Directors passed at their meeting held on 15th day of September 1994 at its Keonics City, Banga lore, constituted a Trust and prior to the execution of these presents, handed over to the Trustees the sum of Rs. 10,001/ (Rupees Ten Thousand One Only) and all the estate, rights, title, interest, property, claim, and demand whatsoever at law and inequity of the Settlor in and to the said sum TOHA YE, HOLD, RECEIVE AND TAKE the same unto the Trustees for ever, upon the trusts and with and subject to the powers, provisions, agreements and declarations hereinafter appearing and contained of and concerning the same.

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

3. THE Trustees shall henceforth hold and stand possessed of the said sum (hereinafter for brevity's sake referred to as "the Trust Fund" which expression shall unless repugnant to the subject or context also include any other property and investments of any kind whatever into which the same or any part thereof may be converted, invested or varied from time to time and those which may be acquired by the Trustees or come to their hands by virtue of these presents or by operation of law or otherwise howsoever in relation to these presents including all donations, gifts, bequests and legacies either in cash or other properties movable or immovable or otherwise, howsoever which may be received by the Trustees from time to time for the purpose of these presents and all accretions thereto and income including capital. gains arising there from or related thereto) settled upon the trust and with and subject to the powers, provisions, agreements and declarations hereinafter declared and contained of and concerning the same.

4. The Trust shall be named as Infosys Technologies Limited Employees Welfare Trust.

4A. THE Principal Office of the said Trust shall be in Bangaldre at No.N-403, Manipal Centre, Dickenson Road, Bangalore - 560 042 or at such other place in India as the Trustees may from time to time decide.

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

5. THE Trustees shall hold the Trust Fund and any further sums which may be paid under any future Deed or Covenant or otherwise Upon Trust at their discretion to pay or apply the same to or for the benefit of all the beneficiaries or any one or more of them to the exclusion of the other or others in such share in such manner in all respects as the trustees in their absolute discretion may think fit; provided always that the Trustees may at their absolute discretion postpone the application of the whole or any part of the same including income received at any particular time and apply the same at a later time.

6. WITHOUT detracting in any way from the generality of the foregoing purposes for the benefit of which, the Trust Fund may be applied, the purposes shall include:-

     a) Provision of education, formal or otherwise, in India or abroad, including, but not limited to, payment of tuition and other fees and charges and of other expenses directly or indirectly connected therewith including, but not limited to, expenditure on travelling, conveyance, boarding fees, 'special coaching, lodging, dress, books, implements and educational aids of all kinds for the Employees and his dependent children.

     ada) Acquiring and holding shares, warrants or other securities of the Settlor for the purpose of implementing the Settlor's ESOP and upon such terms and conditions as the Settlor may from time to time specify.

                                                                         5 of 22

(b) Provision of medical facilities to the Beneficiary involving hospitalisation or otherwise, arising out of sickness or otherwise, in India or abroad, including, but not limited to, payment of consultation charges, professional fees, hospital charges, charges for pathological and other investigations, costs of medicine and other pharmaceutical or nutritional or other aids and supplements, charges of health clubs and also expenditures directly or indirectly associated therewith such as cost of travel, attendants, nursing, etc.

(c)  Provision of sports facilities.

(d)  Provision of facilities for leisure, vacation and travel.

(e) Providing assistance to the employees in various forms such as Medical, Education, Housing, Holiday Homes, Recreation facilities, activities related to Music, Research, Artistic pursuits etc.

(f) Doing all such other things either alone or in conjunction with others as are incidental or conducive to the attainment of the above objects or any of them.

Instead of meeting such expenditure directly, the Trustees shall also have the power to reimburse the same where the Beneficiaries have already incurred the same.

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

7. IN the event of any Beneficiary ceasing to be in the service or employment (for any reason whatsoever) of the Settlor, he shall ipso facto cease to be a Beneficiary under these presents unless otherwise decided by the Settlor or the Trustees.

8. THE Trustees may at any time invite and receive or without such invitation receive any voluntary contributions or donations or loans/advances/deposits, whether refundable or not, from the Settlor and other persons for all or any of the objects and purposes mentioned above and for all or any class or beneficiaries provided that they are not inconsistent with any of the objects of the said Trust. Any such donation or loans/advance/deposit may be accepted either with or without any special conditions as may be agreed upon between the Donor and/or Lender and the Trustees provided that such conditions are not inconsistent with the intents and purposes of these presents. All such contributions shall be treated as forming part of the Trust Fund being the subject matter of these presents and be applied accordingly, and the Settlors do direct that it shall always be for the Trustees in their absolute discretion to decide whether they should invite or accept any such donation or grant or loans/advance/deposit as aforesaid and they shall be at liberty to refuse any donation or loans/advance/deposit without giving any reason for such refusal.

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

9. THE Trust will be valid until the death of the last to die of the Employees as on date of creation of the Trust. Provided that the Trustee may at any time at their discretion and irrespective of whether any of the Trusts or objects set out herein are fulfilled or not, decide to dissolve the Trust by a resolution in writing and in such a case the Trust shall stand dissolved in accordance with the decision of the Trustees. Provided also that the Trustees shall be and are hereby empowered on such dissolution to make any arrangement for the matters relating to or arising from the Trust and are also empowered to distribute or provide for the distribution of the Trust Fund t6 any one or more or all of the beneficiaries in equal or any other proportion and on such terms and conditions as the Trustees may in their absolute discretion deem fit.

10. (a) The number of trustees of the said trust shall not exceed more than 12 or such other number as the Settlor may decide from time to time, if the trustees are individual trustees.

     (b) The continuance of the trustee in his such capacity shall be at the discretion of the Settlor and his appointment as trustee shall forthwith be cancelled and his office vacated on receipt of written intimation from the Settlor to this effect thereof by the continuing trustee/s.

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

     (c) If the office of the Trustee is vacated either by death, insanity, insolvency, resignation, refusal or neglect to act as a trustee or on his becoming incapable or unfit to act in trust of these presents or as a result of written intimation to this effect from the Settlor as per Clause (b) above, the resulting vacancy shall be filled by person/s nominated by the Settlor.

     (d) If the Settlor or any other Company/equity into which the said Settlor is amalgamated or merged, ceases to exist on account of winding up or dissolution or otherwise then and in such an event the individual trustees of the trust shall step into the place of the Settlor in these presents and such individual trustees shall jointly exercise or fulfil as the case maybe, the right and obligations laid out on the Settlor in these presents.

     (e) The Settlor shall have the right to appoint itself as the sole Corporate Trustee of these presents at any point of time hereinafter by sending a written intimation to this effect and each of the then Trustees at their usual address in India or their last known address and in such an event, the office of the individual trustees shall forthwith stand vacated and the Settlor shall for all intents and purpose be the only Trustee under these presents.

     (f) Consequent to (e) above, clause (c) hereof, clauses 13, 14, 15 and 16 and any other clauses of these presents referring to action by the majority of Trustees or by more than one Trustee shall not be applicable in the event of there being a sole corporate Trustee.

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

     (g) Upon any appointment or reappointment of a new or additional trustee as aforesaid, the Trust Fund shall if and so far as may be necessary or be required, be transferred so that the same may be vested in the Trustees 'for the time being or such of them (but in the case of there being more than one individual Trustee not being less than two Trustees) as the Trustees consider proper and upon every such reappointment the new or additional Trustee may, whether the Trust Fund shall have been vested in him or not, act or assist in the execution of the trusts and powers of these presents and shall have the same powers, authorities and discretions as if he had been originally appointed a Trustee of these presents.

     (h) Without prejudice to any other provisions of law, ~ Trustee of the said Trust shall stand discharged from his office of Trustee on his tendering his resignation of his office in writing or on the happening of any the events mentioned in such clause (c) above.

11. SUBJECT to the provisions of Clause 16 and 19, it shall be lawful for the Trustees from time to time to frame such Rules and regulations for the management and administration of the said Trust as they shall think fit and to add, alter, amend, substitute or vary the same and to make new rules and regulations provided that such rules and regulations shall not be inconsistent with the objects and interests of the said Trust.

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

12. (a) The Trustees shall be entitled to form one or more Committees for the management and administration of the Trust and to frame rules and regulations there for.

     (b)  The Committees aforesaid shall consist of :-

          (i)   any or all of the Trustees;

          (ii) such number of Beneficiaries as may be selected by the Trustees' or

          (iii) any of all of the Trustees and such number of Beneficiaries as may be selected by the Trustees;

     (c) The Committees aforesaid shall be entitled to make recommendations to the Trustees with reference to the management and administration of the trust, the particular object and beneficiaries for and in respect of which the trust funds shall be utilised from time to time and any other matters related to or connected therewith.

     (d) The Committee/s a foresaid shall be known as the 'General Management Committee' or the "Board of General Management" or by such other name or names as the trustees may think fit.

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

13. (a) SUBJECT to the provisions of Clause 11 hereof, the Trustees shall form and regulate their own procedure relating to meetings of the Board of Trustees and the quorum of any such meeting shall be four Trustees present in person. The Trustees shall, except with reference to the requirements of quorum, be entitled from time to time to alter or change their procedure as framed or regulated.

     (b) A meeting of the Trustees for the time being at which a quorum is present shall be computent to exercise all or any of the powers, authorities and discretions by or under the said Trust, vested in the Trustees or otherwise exercisable by them.

     (c) The Trustees may from time to time elect from among the Trustees of these presents, a Chairman of the Board of Trustees and determine the period for which he is to hold office. If at any meeting of the Trustees the Chairman is not present within fifteen minutes of the time appointed for holding the same, the Trustees present may choose one of these members to be the Chairman of the Meeting. The Chairman shall preside at all meetings of the trustees.

14. SUBJECT to the provisions of Clauses 16 and 19, no resolution shall be deemed to have been duly passed by the Trustees by circulation unless the resolution has been circulated in draft together with the necessary papers (if any) to all the Trustees, at their usual address in India and has been approved by the Trustees, or by a majority of them.

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

15. SUBJECT to the provisions of Clauses 16 and 19, hereof, in case of difference of opinion arising among the Trustees and in all matters wherein the Trustees shall have a discretionary power, the votes of the majority of the Trustee/s, for the time being in the matter shall prevail and shall be binding on all the Trustees including the Trustees who may not have voted:
     Provided however that if as a result of any Trustees not having voted the Trustees shall be equally divided in opinion the matter shall be decided according to the casting vote of the Chairman of the Board of Trustees or the Chairman of the meeting as the case may be.

16. If the office of the Trustee or Trustees is vacated as contemplated in Clause 10 hereof, the remaining Trustees shall, until such time as the vacancy or vacancies is filled, be entitled to exercise all the powers whether discretionary or otherwise vested in the Trustees and the execution of the Trust declared herein and during such period the provisions of Clauses 12, 14, 15 and 16 shall govern the remaining Trustees so far as the same are applicable. Until such vacancy has been filed in, the quorum for the meetings of the Board of trustees shall be four provided in case there is only one continuing trustee, he shall be deemed to constitute the quorum for a meeting of the Trustees to exercise all the powers referred to above.

17. THE Trustees shall keep or cause to be kept a Minute Book of their proceedings and proper books of account and the accounts shall be audited annually by Chartered Accountant/s as Auditors.

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

18. THE Trustees shall be entitled from time to time to open, operate and maintain a banking account or accounts in the name of said Trust or in the names of the Trustees or such two or more of them at such Bank or Banks as they may from time to time decide and may at any time pay or cause to be paid or withdraw any moneys forming part of the Trust Fund or the income thereof to the credit of any such account or accounts and either by way of fixed deposit or current account or safe custody account or any other account whatever.

19. NOTWITHSTANDING anything contained in these presents, the Trustees shall at their discretion invest the Trust Fund and all moneys in their hands which may require investment in or upon any one or more of the following modes of investment with power from time to time at their absolute discretion to convert or vary any investments and securities held by the Trustees into or for others of the character hereby authorised:

     a)   Stocks, shares or other securities issued by a co-operative society;

     b)   Stocks, shares (equity or preference whether involving liability or not) or debentures or warrants or other financial securities of any kind issued by companies registered in India, including the Settlor or statutory corporations in India, mutual funds and in units of the Unit Trust of India;

                                                                        14 of 22

     c) Debentures, loans bonds issued by the Government, Municipal or other authority or public body in India;

     d) Debentures, loans, bonds issued by the Government, Municipal or other local authority or public body in India;

     e) In deposits with Scheduled Banks or any firm or company of good standing;

     f) In acquiring by purchase or on lease or on ownership basis or in exchange, hire or otherwise any immovable property of any tenure including leaseholds in any part of India including the acquisition of Lessors or other rights in property and in case of open or vacant land the Trustees shall be at liberty to erect buildings and structures thereon out of the Trust Fund which may be leased out on such terms and conditions and subject to such rent, compensation or fee, convenants and agreements as the Trustees may deem fit; and

     g) Any investment which the Trustees may by law be authorised to make for the investment of Trust Property;

                                                                        15 of 22

          PROVIDED that the investments of the Trust Fund including those in immovable properties may in the event of there being individual Trustees be made or kept in the name of any two or more trustees or be made payable to two or more Trustees or be kept in the name of any Bank, Trustee or Stock Holding Company nominated for this purpose by the Trustees.

20. THE Trustees shall be entitled to vote in respect of any shares or securities held upon the trusts hereunder mentioned in such manner as the Trustees may think best fit for the benefit of the Beneficiaries hereunder.

21. IT shall be lawful for the Trustees to borrow or raise money and/or secure the repayment of any moneys borrowed by way of pledge, hypothecation, charge or mortgage of any part of the movable or immovable properties comprised in the Trust Fund on such terms and conditions as the Trustees may think fit.

22. The Trustees shall at their absolute discretion by a unanimous vote of the all Trustees (and not only of those present and voting at a meeting or on circular resolution) at such time and from time to time, sell by public auction or private contract or exchange or transfer or assign or grant lease or sub-lease for any term however long or otherwise dispose of or permit to be used at such rent, conpensation or fee all or any part of the Trust Fund including the immovable properties comprised therein and on

                                                                        16 of 22
     such terms and conditions related to title or otherwise and in full respects as they may think proper and to rescind or vary any contract for sale, exchange, transfer, assignment, lease or other disposition and to resell the same or enter into a fresh contract for sale, exchange, transfer, assignment, lease or other disposition without being answerable for any loss or damages occasioned thereby and for such purposes to execute all necessary conveyances, deeds or exchange assignments, transfers, leases, sub-leases, counterparts and other assurances, indemnities, agreements, convenants and other documents in writing and paper and to pass give and execute necessary receipts, releases and discharges for the consideration moneys relating thereto. All moneys arising from any such transfer or other assurance shall be deemed to be part of the Trust Fund and shall be applicable accordingly.

23 UPON any sale or other transfer by the Trustees under the power aforesaid, the purchasers or transferees dealing bonafide with the Trustees shall not be concerned to see or inquire whether the occasion for executing or exercising such power has arisen or whether the provision as to the appointment and retirement of Trustees herein contained have been properly and regularly observed and performed. Neither shall the purchasers or transferees be concerned to see to the application of the purchase moneys or other considerations, or be answerable for the loss, misapplication or non-application thereof.

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

24. The receipt of the Corporate Trustees or of any Trustee/s or any sole individual trustee for the income of the Trust Fund or for any documents of title or securities, papers or other documents or any other moneys or property forming part of the Trust Fund shall be sufficient and shall effectually discharge the person or persons paying, giving or transferring the same from being bound to see to the application or being answerable for the loss, misapplication or non-application thereof;

25 THE Trustees may from time to time appoint one or more employees and servants as the Trustees may deem expedient and fix their remuneration. The Trustees shall also have power to fund and maintain provident funds, gratuity fund, pension and other funds for any employees and make rules and regulations (with power to add, to alter, amend, vary or substitute the same or any of them) regarding the payment thereof.

26 THE Trustees shall have the power at their discretion instead of acting personally to employ and pay any agent (including Banks) to transact any business or to do any act whatsoever in relation to the said Trust including receipt and payment of money without being liable for loss and shall be entitled to be allowed and paid such charges incurred thereby.

27 IT shall be lawful for the Trustees to settle all accounts and to compromise, compound or refer to arbitration any action, proceedings, disputes, claims, demands or things relating to any matter in connection with the said Trust and to do all other things proper for such purpose without being responsible for any loss occasioned thereby.

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

28 THE Trustees shall have the power to determine in case of doubt whether any money of property shall for the purpose of this Trust be considered as capital or income, and whether out of the capital or income any expenses or out goings shall be ought to be paid or borne and any/every such determination shall be binding and conclusive provided that nothing herein contained shall be deemed to authorise the Trustees to spend the income or corpus of the Trust Fund for any purpose not authorised by these presents.

29 THE Trustees shall be respectively chargeable only for such trust funds and income including money, stocks, funds, shares and securities as they shall actually receive notwithstanding their respectively signing any receipt for the sake of conformity and shall be answerable and accountable only for their own acts, receipts, neglects or defaults and not for those of the other or others of them nor for any Banker, broker, auctioneer or agent or any other persons with whom or into whose hands any Trust Fund or Trust income may be deposited, nor for the insufficiency of deficiency of any stocks, funds, shares or securities nor for any other loss, unless the same shall happen through their own wilful default or dishonesty respectively.

3O THE Trustees may reimburse themselves and pay and discharge out of the Trust Funds or moneys in their hands all expenses incurred in or about the execution of the said Trust. It is, expressly agreed and declared that the Trustees shall be entitled to be paid their actual expenses, travelling, boarding, lodging and other expenses which may be incurred by them in the performance of their duties as Trustees including for the attendance of trustees meetings.

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

31 IF any Trustee shall be lawyer, accountant, medical practitioner, architect, engineer or a persons carrying on any other profession vocation or business, he or his firm shall be entitled to charge for his or their professional services including usual profit, costs and charges in spite of the fact that he shall be a Trustee of the said Trust as if he had not been a Trustee.

32 It is hereby expressly agreed and declared that the Trustees shall have the power by a unanimous resolution in that behalf and if required, after obtaining the previous sanction of a competent Court of law or authority, to modify or terminate the powers and/or provisions hereof found inconsistent with the object and purpose of the trust without however effecting in any way the general object and purpose of the said Trust for utilising the said trust fund and the income thereof for the said purposes only for the benefit of all the beneficiaries subject to clauses 6 and 7 above without distinction of class, creed, religion, community or nationality and TO THE INTENT that the Trust Fund and the Income thereof shall at all times hereafter be utilised only for such purposes and not otherwise.

33 It is hereby expressly understood that the trustees shall not be personally liable for any act, deed or thing done in their capacity as trustees for the purposes of the trust and that they shall be indemnified/kept indemnified for any loss, damage or other disability suffered by them as a consequence thereof, out of the trust funds, and that the trust shall bear all costs, damages or losses including the cost of defending a legal action or otherwise that may arrive as a consequence of their action as trustees.

                                                                        20 of 22

34 The said Trust shall be and remain irrevocable for all time and the Settlor do hereby also release, relinquish, disclaim, surrender and determine all their rights, title, interest or powers in the said Trust.

35 The said Trust shall be extinguished if the fulfilment of its purpose become impossible by destruction of trust property or otherwise.

IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first hereinabove write.


SIGNED SEALED AND DELIVERED by
the above name Trustees


1]   SHRI G R NAYAK

2]   SMT HEMA RAVICHANDAR

3]   DR K V VISWANATHAN

4]   SHRI N S RAGHAVAN

in the presence of

                                                                        21 of 22

THE COMMON SEAL OF INFOSYS TECHNOLOGIES LIMITED the above named Settlor was hereunto affix pursuant to a resolution of its board of Directors in that behalf on the day of 15TH September 1994 in the presence of Mr. N. R. Narayana Murthy Chairman & Managing Director and Mr. V. Viswanathan Secretary of the Company.


/s/ N. R. NARAYANA MURTHY                               /s/ V. VISWANATHAN

N. R. NARAYANA MURTHY                                       V. VISWANATHAN
CHAIRMAN & MANAGING DIRECTOR                             COMPANY SECRETARY
INFOSYS TECHNOLOGIES LIMITED


(INDENTURE)

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